©2014Novelis Inc. 1 May 16, 2014 Philip Martens President and Chief Executive Officer Steve Fisher Senior Vice President and Chief Financial Officer Novelis Q4 & Fiscal Year 2014 Earnings Conference Call Exhibit 99.2

©2014Novelis Inc. 2 Safe Harbor Statement Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about expected FRP industry growth. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward- looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (and our upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2014) are specifically incorporated by reference into this presentation.

©2014Novelis Inc. 3 Agenda  FY14 Business Review  Strategy  Q4FY14 Detailed Financial Review  Summary & Outlook

©2014Novelis Inc. 4 FY14 Business Review

©2014Novelis Inc. 5 Fiscal Year 2014 Highlights  Strengthened Leadership Position in Global Auto, Can and Aluminum Recycling  Shipments up 4% YoY; Record Production in Asia & Brazil  Prepared to Supply North America Auto in FY15  Excellent Cash Management Funded Investments  Free Cash Flow before Capex $701 Million; $1 Billion Liquidity  Strategy Helped Mitigate Market Headwinds  Increased Recycled Inputs & Premium Product Focus Delivered FY14 EBITDA of $885 Million Despite Premium Volatility and Difficult Can Pricing Market  Finished FY14 with a Strong Fourth Quarter Positioned Well For the Future

©2014Novelis Inc. 6 Strategy Mitigating Market Headwinds  Strategic Actions Drove EBITDA Up in FY14…  Volume Contribution from Expanded Rolling Operations  Portfolio Mix Shift with Higher Auto Penetration  Recycling Benefits from Higher Usage  …But Offset by Market Headwinds  Beverage Can Overcapacity in North America and Asia  Local Market Premium Volatility

©2014Novelis Inc. 7 Strategy

©2014Novelis Inc. 8 Novelis’ Strategy 80% Recycled Content in our Products by 2020 Capture Growth in Premium FRP Markets Strengthen the Business

Novelis Evolution - Growing Premium Products

Global Capacity Additions



Rolling
Auto Finishing
Recycling

Product Mix Evolution



FY10
24%
14%
4%
58%
FY14
17%
12%
9%
62%
Premium Products
Can
Auto
Specialty
Foil & Other

- Invested ~$2 Billion to Solidify our Global Leadership Position
- Global FRP Demand CAGR Drivers Through 2020 Remain Strong*
  - Auto ~30%
  - Can ~4-5%
  - Specialty ~6%
- Grew Premium Products from 76% to 83% Since FY10

Undisputed Global Leader in Auto & Can FRP

Not just aluminum, Novelis Aluminum.

©2014Novelis Inc.

* Source: Novelis Industry Estimates and CRU

9

©2014Novelis Inc. 10 Evolution of Auto Share in Product Portfolio 91% 9% 80% Total Shipments: (kilotonnes) Other Auto FY10 FY14 FY17 2,708 2,895 ~3,400-3,500 96% 4% 20% Topline Growth Driven by Auto

©2014Novelis Inc. 11 Novelis Evolution – Growing Auto Globally Novelis is the World’s Leading Supplier of Auto FRP ■ North America to Begin Supplying 2015 Ford F-150 Second Half FY15 ■ Record European Auto Shipments  Strong Sole-Supplier Relationship to JLR Continues  German Expansion End CY15 ■ China Greenfield Plant Began Commissioning Process in April

©2014Novelis Inc. 12 Novelis Evolution – Leading in Sustainability Average Recycled Content in Products Innovative Products: evercan 33% 39% 43% 46% 30% 35% 40% 45% 50% FY10 FY12 FY13 FY14 ■ ~$500M CapEx to Double Recycling Capabilities  Increased Recycled Content from 33% in FY10 to 46% in FY14  On Track to Achieve 50% Recycled Content in FY15 on Long Term Path to 80% in 2020 ■ True Cost Advantage ■ Novelis evercanTM Containing >90% Recycled Content Now Commercially Available  Sustainability & Innovation as Competitive Advantages World’s Largest Recycler of Aluminum

Novelis Evolution – Driving Results

EBITDA Trend


Quarterly EBITDA
TTM EBITDA
Quarterly
TTM
Q1FY13 Q2FY13 Q3FY13 Q4FY13 Q1FY14 Q2FY14 Q3FY14 Q4FY14

Long Term EBITDA Evolution


Fix
Invest
Return
Today
Major Projects

- Strengthen the Business by Divesting Non-Core Foil Assets in North America and Hydro Assets in South America
- Strategic Actions Help Mitigate Headwinds and Provide More Stability in Results
- Passed the Inflection Point in Our Business

Novelis is Positioned To Remain the Market Leader

©2014Novelis Inc.

Not just aluminum, Novelis Aluminum.

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©2014Novelis Inc. 14 Operations & Financial Review

©2014Novelis Inc. 15 Fourth Quarter Highlights  Shipments Up 8% YoY to 753 Kilotonnes, Up 4% Sequentially  Sales Up 2% to $2.5 Billion  Adjusted EBITDA Up 4% YoY to $250 Million, Up 23% Sequentially  Net Income of $54 Million; Excluding Certain Items, Net Income $75 Million  Free Cash Flow $156 Million, Up $218 Million YoY Ended FY14 With Strong Fourth Quarter Results

©2014Novelis Inc. 16 0 200 400 600 800 1,000 1,200 South America Asia Europe North America FY14 FY13 13% 4% (3%) 9% Third Party Shipments (Kt) Q4 and FY14 Shipments by Region Full Year 0 50 100 150 200 250 300 South America Asia Europe North America Q4FY14 Q4FY13 12% 8% 3% 12% Fourth Quarter

©2014Novelis Inc. 17 Q4FY14 Adjusted EBITDA Bridge (Millions) Q4FY13 $240 Volume 53 Price & Mix (10) SG&A (27) Operating Costs & Other (36) Primary Operations 2 Foreign Exchange 8 Metal Price Lag 20 Q4FY14 $250 Difficult Pricing Environment in Asia Continues Primarily YoY Change in Annual Incentives Primarily Higher Metal Cost, Fixed Cost Base During Expansion Build-Outs and Inflation Timing Benefit from Increase in Midwest Premiums in North America in Q4FY14

©2014Novelis Inc. 18 (Millions) Capital Expenditures & Free Cash Flow Before Capex FY14 FY13 Strong Cash Management Funded FY14 Investments 210 701 $0 $100 $200 $300 $400 $500 $600 $700 $800 FY 775 717 $0 $100 $200 $300 $400 $500 $600 $700 $800 FY Free Cash Flow Before CapEx Capital Expenditures FY15 Guidance 500- 550

©2014Novelis Inc. 19 Summary & Outlook

©2014Novelis Inc. 20  Passed the Inflection Point in Novelis Business Evolution  Strategy Mitigating Impact of Market Headwinds & Prepared Business for Growth Ahead  FY15 Outlook  Shipment Growth as Rolling & Auto Capacity Comes Further Online  Drive Recycling Content in Products >50%  Positive Free Cash Flow  $250 Million Return of Capital in Q1 Summary & FY15 Outlook

©2014Novelis Inc. 21 Questions & Answers

©2014Novelis Inc. 22 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY13	Q2 FY13	Q3 FY13	Q4 FY13	FY13	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14	FY14
Net Income (loss) Attributable to Our Common Shareholder	**91**	**49**	**3**	**59**	**202**	**14**	**23**	**13**	**54**	**104**
- Interest, net	(73)	(72)	(74)	(73)	(293)	(75)	(74)	(74)	(74)	(297)
- Income tax (provision) benefit	(21)	(37)	(11)	(14)	(83)	(3)	(26)	3	15	(11)
- Depreciation and amortization	(73)	(69)	(76)	(74)	(292)	(77)	(79)	(91)	(87)	(334)
- Noncontrolling interests	-	(1)	-	-	(1)	-	-	-	-	-
EBITDA	**258**	**228**	**164**	**220**	**871**	**169**	**202**	**175**	**200**	**746**
- Unrealized gain (loss) on derivatives	13	(24)	4	21	14	(12)	4	3	(5)	(10)
- Realized gain (loss) on derivative instruments not included in segment income	2	-	-	3	5	2	2	2	(1)	5
- Proportional consolidation	(11)	(9)	(11)	(10)	(41)	(11)	(8)	(11)	(10)	(40)
- Restructuring and impairment, net	(5)	(17)	(7)	(18)	(47)	(9)	(18)	(19)	(29)	(75)
- Gain (loss) on assets held for sale	5	(2)	-	-	3	-	-	6	-	6
- Gain (loss) on Extinguishment of Debt	-	-	-	(7)	(7)	-	-	-	-	-
- Others costs, net	(5)	3	(7)	(8)	(17)	(5)	(6)	(9)	(5)	(25)
Adjusted EBITDA	**259**	**277**	**185**	**240**	**961**	**204**	**228**	**203**	**250**	**885**
Other Income (Expense) Included in Adjusted EBITDA										
- Metal price lag	6	26	(9)	(0)	23	(2)	3	(7)	24	17
- Foreign currency remeasurement	4	2	1	0	6	3	(1)	0	0	2
- Purchase accounting	(3)	(3)	(3)	(3)	(13)	(3)	(3)	(3)	(3)	(13)

©2014Novelis Inc.

23

Not just aluminum, Novelis Aluminum.

©2014Novelis Inc. 24 (in $m) FY13 FY14 Q1 Q2 Q3 Q4 Full Year Q1 Q2 Q3 Q4 Full Year Cash Provided by (used in) Operating Activities (5) 122 (95) 181 203 (102) 350 108 346 702 Cash Provided by (used in) Investing Activities (152) (152) (201) (242) (747) (187) (164) (162) (189) (702) Less: Proceeds from Sales of Assets (12) 5 (13) (1) (21) - (8) (7) (1) (16) Free Cash Flow (169) (25) (309) (62) (565) (289) 178 (61) 156 (16) Free Cash Flow

©2014Novelis Inc. 25 1) Metal Price Lag Net of Related Hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as Metal Price Lag. We have a risk management program in place to minimize the impact of this “lag”. 2) Foreign Currency Remeasurement Net of Related Hedges: All Balance Sheet accounts not denominated in functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like Metal Price Lag, we have a risk management program in place to minimize the impact of such remeasurement. 3) Purchase Accounting: Following our acquisition, the consideration and transaction costs paid by Hindalco in connection with the transaction were “pushed down” to us and were allocated to the assets acquired and the liabilities assumed. These allocations are amortized over periods, impacting our profitability. Explanation of Other Income (Expense) in Adjusted EBITDA